Exhibit 5.0

                                                                    202-457-6404


                                  July 1, 1998


Board of Directors
UCBH Holdings, Inc.
711 Van Ness Avenue
San Francisco, California 94102


              Re: The registration of 9,333,333 shares of UCBH Holdings, Inc. Common Stock

Gentlemen:

         You have requested our opinion concerning certain matters of Delaware law in connection with the registration with the Securities and Exchange Commission (the "SEC") of 9,333,333 shares of common stock, par value $.01 per share (the "Common Stock") of UCBH Holdings, Inc. (the "Company").

         In connection with rendering our opinion, the Company has provided to us and we have reviewed and are relying on the Company's amended and restated certificate of incorporation filed with the Delaware Secretary of State on March 31, 1998 (the "Certificate of Incorporation") certified by the Secretary of the Company to be true and correct as of the date hereof; the Company's Bylaws certified by the Secretary of the Company to be true and correct as of the date hereof; the Company's registration statement on Form S-1, as filed with the SEC on July 1, 1998 (the "Registration Statement"); resolutions of the Board of Directors of the Company (the "Board") concerning the private placement of the Common Stock (the "Offering") and designation of a Pricing Committee of the Board (the "Pricing Committee"), and the form of stock certificate approved by the Board to represent shares of Common Stock; and a resolution of the Pricing Committee fixing the number of shares of Common Stock to be sold in the Offering. We have also been furnished a certificate of the Delaware Secretary of State certifying the Company's good standing as a Delaware corporation. In addition, we have made such investigations of law and have examined such other documents and records as we have


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Board of Directors
UCBH Holdings, Inc.
July 1, 1998
Page 2


considered necessary for purposes of this opinion. Capitalized terms used but not defined herein shall have the meaning given to them in the Certificate of Incorporation.

         We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to the originals of documents submitted to us as certified or photostatic copies. We have relied as to factual matters upon certificates from officers of the Company and we have assumed the accuracy and authenticity of the aforementioned certificates of public officials and officers of the Company. We have also relied on Company records.

         We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Common Stock has been duly authorized and validly issued, and is fully paid and nonassessable.

         The following provisions of the Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Common Stock:

         1. (a) Subsections C.3 and C.6 of Article FOURTH and Section D of Article EIGHTH, which grant the Board the authority to construe and apply the provisions of those Articles, subsection C.4 of Article FOURTH, to the extent that subsection obligates any person to provide to the Board the information such subsection authorizes the Board to demand, and the provision of Subsection
                C.7 of Article EIGHTH empowering the Board to determine the Fair Market Value of property offered or paid for the Company's stock by an Interested Stockholder, in each case to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and



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Board of Directors
UCBH Holdings, Inc.
July 1, 1998
Page 3


            (b) Article NINTH of the Certificate of Incorporation, which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.


                                                 Very truly yours,

                                                 PATTON BOGGS, L.L.P.

                                                 /s/ Mary M. Sjoquist
                                                 --------------------

                                                 By:   Mary M. Sjoquist